June 21, 2021

Shineco, Inc.

Room 1001, Building T5, DaZu Square,

Daxing District, Beijing

People’s Republic of China 100176

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. securities counsel for Shineco, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company’s registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to an aggregate amount of $25,000,000 of: (i) shares of common stock, par value $0.001 per share (“Common Stock”), (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), in one or more series, (iv) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (“Warrants”), (v) rights to purchase Common Stock or Preferred Stock (“Rights”), and (vi) units consisting of one or more of the foregoing (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, and Units are collectively referred to herein as the “Securities.” Such Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act, at which time it is contemplated that the prospectus (the “Prospectus”) included in the Registration Statement will be supplemented by one or more supplements (each, a “Prospectus Supplement”).

In rendering our opinions set forth below, we have reviewed:

(1)	the Certificate of Incorporation of the Company, as amended (the “Certificate”), and the Amended and Restated Bylaws of the Company;

(2)	the resolutions adopted by the board of directors of the Company (the “Board”) on November 16, 2020 with respect to the Registration Statement;

(3)	the Registration Statement, including the Prospectus contained therein, and exhibits thereto; and

(4)	such other corporate documents and records of the Company, such certificates of public officials, and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter

As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements. We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy, and completeness of the information, factual matters, representations, and warranties contained in all of such documents.

Based upon such examination, and subject to the further assumptions, qualifications, and limitations contained herein, it is our opinion that:

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1. The Common Stock and Preferred Stock to be sold by the Company (including any Common Stock or Preferred Stock duly issued upon (i) the exercise of any duly issued Warrants exercisable for Common Stock or Preferred Stock, (ii) the exercise of any duly issued Rights exercisable for Common Stock or Preferred Stock, (iii) the exchange or conversion of Debt Securities which are exchangeable or convertible into Common Stock or Preferred Stock, or (iv) any Common Stock or Preferred Stock which are included within the Units), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock or Preferred Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid, and non-assessable.

2. The Debt Securities, upon issuance and delivery of certificates of indebtedness or notes (or book-entry notation if uncertificated) evidencing such Debt Securities against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith, and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3. The Warrants, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith, and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought..

4. The Rights, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Rights against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith, and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought..

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5. The Units, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Units against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith, and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought..

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Certificate, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable underwriting agreement; (v) the total number of shares of Common Stock issuable (including upon conversion, exchange, or exercise of any other Security) will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate; (vi) the Board Action authorizing the Company to issue, offer, and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Securities consisting of Preferred Stock, we have further assumed that: (i) such Preferred Stock shall have been issued pursuant to a Certificate of Designation filed by the Company with the Delaware Secretary of State (the “Certificate of Designation”); (ii) such Certificate of Designation shall have been duly authorized, executed, and delivered on behalf of the Company; (iii) all terms of such Preferred Stock shall have been provided in the Certificate of Designation; (iv) such Certificate of Designation, as filed, does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; (v) such Certificate of Designation, as filed, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (vi) the total number of shares of Preferred Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under its Certificate or the Certificate of Designation.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) such Debt Securities shall have been issued pursuant to an indenture (individually, and as supplemented from time to time, an “Indenture”) between the Company and a trustee to be identified in the applicable Prospectus Supplement (the “Trustee”); (ii) such Indenture shall have been duly authorized, executed, and delivered on behalf of the Company; (iii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iv) such Debt Securities shall have been duly executed, authenticated, issued, and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

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With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement (individually, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed, and delivered on behalf of the Company; (iii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants shall have been duly executed, issued, and delivered in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Rights, we have further assumed that (i) such Rights shall have been issued pursuant to a rights agreement (individually, a “Rights Agreement”) between the Company and a rights agent to be identified in the applicable Prospectus Supplement (the “Rights Agent”); (ii) such Rights Agreement shall have been duly authorized, executed, and delivered on behalf of the Company; (iii) all terms of such Rights shall have been established in accordance with the provisions of such Rights Agreement(s); (iv) such Rights shall have been duly executed, issued, and delivered in accordance with the provisions of such Rights Agreement(s); (v) such Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed, and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed, and delivered such Warrant Agreement and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

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To the extent that the obligations of the Company under any Rights or Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Rights Agent under each Rights Agreement (i) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Rights Agreement; (iii) has duly authorized, executed, and delivered such Rights Agreement and such Rights Agreement constitutes the legally valid and binding obligation of such Rights Agent enforceable against such Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Rights Agent under such Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Rights Agreement.

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction, or waivers of jury trial, or (ii) any waiver of any usury defense. This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein; and (ii) subject only to such (or fewer) assumptions, limitations, and qualifications as are contained herein.

The foregoing opinions are limited to the statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, and all applicable judicial and regulatory determinations and applicable federal laws of the United States of America, and we express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ HUNTER TAUBMAN FISCHER & LI LLC
HUNTER TAUBMAN FISCHER & LI LLC

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